Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 (File No. 333-_____) of our report dated January 31, 1997, on our audits of the consolidated financial statements and financial statement schedules of Anchor Holdings, Inc. We also consent to the reference to our firm under the caption "Experts."


                                   COOPERS & LYBRAND L.L.P.


Knoxville, Tennessee
May __, 1997